FOR IMMEDIATE RELEASE

September 23, 2011

Contact:  Susan M. Jordan

     732-577-9997

UMH PROPERTIES, INC. INCREASES SIZE OF BOARD OF DIRECTORS

FREEHOLD, NJ, September 23, 2011…….Eugene W. Landy, Chairman of the Board of UMH Properties, Inc. (NYSE Amex:UMH) announced that, on September 21, 2011, the Board of Directors adopted a resolution to increase the size of the Board from 9 to 10 directors and, to fill the resulting vacancy, appointed Mr. Stuart Levy as a Class III Director for the remaining term of Class III expiring in 2012.  Mr. Levy has accepted this appointment effective September 22, 2011.

Mr. Eugene W. Landy commented, “Mr. Stuart Levy is a Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen, a German Landesbank based in Frankfurt, with a Branch located in New York, New York.  Mr. Levy’s extensive real estate background makes him an excellent addition to our Board.”

UMH Properties, Inc., a publicly-owned REIT, owns and operates thirty-eight manufactured home communities located in New Jersey, New York, Pennsylvania, Ohio and Tennessee.  In addition, the Company owns a portfolio of REIT securities.

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